Exhibit 10-23
THIS DEED is made March 13, 2006

BETWEEN

(1)	NEW MEDIA LOTTERY SERVICES INC a company incorporated and registered in the State of Delaware whose principal office is at 377 Neff Avenue, Suite L, Harrisonburg, VA2281, USA (the "Shareholder");

(2)
NEW MEDIA LOTTERY SERVICES PLC a company incorporated and registered in the Republic of Ireland under the Irish Companies Acts 1963-2005, with registered number 410845 whose registered office is at 51/52 Fitzwilliam Square, Dublin 2, Ireland (the “Company”).

RECITALS:

(A)	The Shareholder is entitled to exercise 30% or more of the voting rights at general meetings of the Company.

(B)	The Company is applying for its entire issued and to be issued share capital to be admitted to trading on AIM.

(C)	The parties wish to regulate certain matters relating to the relationship between (1) the Shareholder, Affiliates and Specified Persons; and (2) the Company.

OPERATIVE PROVISIONS

1	Definitions and interpretation

1.1	In this deed the following words and expressions shall have the following meanings unless they are inconsistent with the context:

"Act"
means the Companies Act 1963 (as amended);

"Admission"
means the admission of the securities of the Company to trading on AIM;

"Affiliate"
means in relation to the Shareholder an undertaking which is, on or at any time after the date of this deed, a subsidiary or holding company of the Shareholder or a subsidiary of a holding company of the Shareholder but not including the Company;

"AIM"
means AIM, a market operated by London Stock Exchange plc;

"AIM Rules"
means the AIM rules of London Stock Exchange plc;

"Appointed Director"
means any director of the Company, or of any subsidiary or subsidiary undertaking of the Company appointed by the Company, subsidiary or subsidiary undertaking (as applicable) at the direction of or on behalf of the Shareholder or any Affiliate or any Specified Person;

"Board"

means the board of directors of the Company;

"Business"
means the business of supplying and operating lottery games carried on up to the date of this deed by the Shareholder and the Company and its subsidiary undertakings;

"Business Day"
means any day (other than Saturday or Sunday) on which clearing banks are open for a full range of banking transactions in the Republic of Ireland;

"Companies Acts"
The Companies Acts 1963-2005;

"Director"
a director of the Company from time to time;

"Group"
the Company and any subsidiary or subsidiary undertaking of the Company from time to time;

"Independent Directors"
means Directors (who may, for the avoidance of doubt, be executive directors or non-executive directors) from time to time of the Company who are not and never have been, directly or indirectly, employees or directors of the Shareholder and/or of its Affiliates and/or of any Specified Persons and are free from any business or other relationship which could materially interfere with the exercise of their independent judgement provided always that the right to exercise options over shares in the capital of the Company or of any Affiliate or of any Specified Person or any shareholding in the capital of the Company or of any Affiliate or of any Specified Person shall not be regarded for the purposes of this deed as precluding a director from being an Independent Director;

"Intellectual Property"
(a)
patents, trade marks, service marks, registered designs, applications for any of those rights, trade, business and domain names, unregistered trade marks and service marks, copyrights and topography rights including rights in computer software, know-how, rights in designs and inventions and confidential information;

(b)
the sui generis right for the maker of a database to prevent extraction or re-utilisation or both of the whole or a substantial part of the contents of that database, as described in Directive 96/9/EC on the legal protection of databases;

(c)	rights under licences, consents, orders, statutes or otherwise in relation to a right described in paragraphs (a) and (b); and
(d)	proprietary or contractual rights of the same or similar effect or nature as or to those in paragraphs (a), (b) and (c), in each case used or owned by a member of the Group from time to time and in any jurisdiction;

"Irish Takeover Code"
means the Irish takeover Panel Act 1997, the Irish Takeover Rules 2001 to 2005 and the Irish Takeover Panel Act 1997 (Substantial Acquisition) Rules 2001 to 2005;

"Non-Independent Director"
a Director who is not an Independent Director;

"Related Party"
shall bear the meaning as that term is defined in the AIM Rules and "transaction with a Related Party" shall mean a transaction to which Rule 13 of the AIM Rules applies;

"Relevant Period"
the period from 12 months prior to the date of commencement of this deed to the date of termination of this deed;

"Restricted Period"
the period from the date of commencement of this deed to the first anniversary of the date of termination of this deed in accordance with clause 6;

"Specified Person”
a person who is connected to or acting in concert with the Shareholder or any Affiliate;
1.2	In this deed:

1.2.1
a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the England and Wales Companies Act 1985 and a "subsidiary" or "holding company" is to be construed in accordance with section 155 of the Act;

1.2.2	references to clauses and parties are, unless otherwise stated, to the clauses of and the parties to this deed;

1.2.3	words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporated;

1.2.4	the headings to the clauses are for convenience only and shall not affect the construction or interpretation of this deed;

1.2.5	any reference to a person being "connected" with another shall be construed in accordance with section 10 of the Taxes Consolidation Act 1997; and

1.2.6	any reference to a person "acting in concert" with another shall be construed in accordance with the Irish Takeover Code.

2	Undertakings

2.1
The Shareholder undertakes that during the term of this agreement it shall exercise all voting rights and any powers of control whatsoever that it has in relation to the Company and any subsidiaries and subsidiary undertakings of the Company in such a way as to ensure that the Company, its subsidiaries and subsidiary undertakings are capable at all times of carrying on their businesses independently of the Shareholder, any Affiliate and any Specified Person. The Company covenants and agrees that it will use its best endeavours to cooperate fully with the Shareholder to enable the Shareholder to comply with all laws and regulations by which it is bound.

2.2
The Shareholder undertakes that during the term of this agreement it shall not vote for any shareholder or board resolution that is required pursuant to applicable law or regulation to: (i) alter the Company's memorandum of association, articles of association or other constitutional documentation which would be contrary to the maintenance of the Company's ability to carry on its business independently of the Shareholder and its Affiliates and Specified Persons; (ii) alter the Company's authorised share capital; (iii) disapply the shareholder pre-emption rights on the issue of shares set out in the Companies Acts; (iv) effect any merger, disposal of assets or reorganisation with any Affiliate or Specified Person; or (v) approve certain actions and transactions that require shareholder approval pursuant to sections 29 and 31 of the Companies Act 1990 unless such resolution is supported by a majority of the Independent Directors.

2.3
The Shareholder undertakes and will use all reasonable endeavours to procure that any Affiliate or Specified Person will undertake that any transaction or relationship (whether contractual or otherwise) between (i) the Shareholder, any Affiliate or any Specified Person; and (ii) the Company or any subsidiary or subsidiary undertaking of the Company, will be at arm's length and on a normal commercial basis.

2.4
The Shareholder confirms that as of the date of this deed and so far as it is aware all transactions, agreements or arrangements subsisting between the Company and it or any of its Associates and/or Affiliates and/or Specified Persons are on an arm's length and normal commercial basis and are fair and reasonable having regard to the interests of the Company.

2.5
The Shareholder undertakes that, where any conflict or potential conflict of interest arises between the interests of (i) the Shareholder, any Affiliate or Specified Person; and (ii) the Company or any subsidiary or subsidiary undertaking of the Company, it will not, and will use reasonable endeavours to procure that the relevant Affiliate or Specified Person will not, vote (whether at a meeting of the shareholders or directors of the Company or of a subsidiary or subsidiary undertaking of the Company) on any matter in which they are interested or which is the subject of any such conflict or potential conflict of interest provided that nothing in this clause 2.5 shall prevent the Shareholder from voting (whether at a meeting of the shareholders or directors of the Company or of a subsidiary or subsidiary undertaking of the Company) on any matter regarding the appointment or removal of a director of the Company or of a subsidiary or subsidiary undertaking of the Company.

2.6	The Shareholder will also use all reasonable endeavours to procure that:

2.6.1
any Appointed Director and/or Non-Independent Director will not, where any conflict or potential conflict of interest arises between (i) the interests of the Shareholder, an Affiliate or Specified Person; and (ii) the Company or any subsidiary or subsidiary undertaking of the Company, vote in any discussion at any meeting of the board of directors of the Company on any matter which is the subject of any such conflict or potential conflict of interest; and

2.6.2
each Appointed Director and/or Non-Independent Director will at all times expressly recognise that his fiduciary duties are owed to the Company or relevant subsidiary or subsidiary undertaking of the Company as a director. For the avoidance of doubt nothing in this deed shall require any Appointed Director and/or Non-Independent Director from acting in breach of any fiduciary duties he may owe to the Shareholder or any Affiliate.

2.7
The parties agree that damages may not be an adequate remedy for any breach of the covenants, undertakings and agreements contained in this deed and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of those covenants, undertakings or agreements.

2.8
The Shareholder undertakes that it shall not and will use all reasonable endeavours to procure that any Affiliate or Specified Person will not vote upon any resolution of the shareholders of the Company to cancel the admission of its shares to AIM.

2.9
For the avoidance of doubt and without limitation, the approval of a transaction with a Related Party shall, if the Related Party is the Shareholder, an Affiliate or a Specified Person, always be considered a matter of conflict or potential conflict of interest in relation to which the Shareholder or Affiliate or Specified Person or Appointed Director or Non-Independent Director shall not vote either a meeting of the Shareholders of the Company or at a meeting of the Board (as applicable), pursuant to clauses 2.5 and 2.6.1.

2.10
In the event that there is an issue as to the enforcement of this deed, the Shareholder agrees that the decisions of the Board as to enforcement shall be taken by the Independent Directors, independently of the Shareholder and shall procure that any Appointed Director abstains from voting as a director in relation to any such matter.

3	Notification on transfer of shares

The Shareholder hereby agrees with the Company that it will not and will use all reasonable endeavours to procure that no Affiliate or Specified Person shall sell or transfer or otherwise dispose of (or enter into an agreement (whether conditional or unconditional) to sell, transfer or otherwise dispose of) any interest of any of its or such Affiliate's or Specified Person's shares in the Company which would reduce the aggregate of his shareholding in the Company and the shareholding in the Company of all its Affiliates and of all Specified Persons to below an aggregate shareholding representing 30% of the voting rights at general meetings of the Company without giving the Company 2 days' prior written notice of its intention to effect such transaction.

4	Restrictive Covenants

4.1
The Shareholder undertakes to the Company that it will not either solely or jointly with or through any other person, on its own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

4.1.1
during the Restricted Period, carry on or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with a business of the Group or of the Shareholder as operated at the date of this deed in a territory in which such business is operated at that date;

4.1.2
during the Restricted Period, solicit custom or business from any person in respect of goods and/or services competitive with those supplied by the Group or the Shareholder during the Relevant Period, such person having been a customer of the Group or the Shareholder in respect of such goods and services during the Relevant Period;

4.1.3
during the Restricted Period, accept custom or business from any person in respect of goods and services competitive with those supplied by the Group or the Shareholder during the Relevant Period, such person having been a customer of the Group or the Shareholder in respect of such goods and/or services during the Relevant Period;

4.1.4
during the Restricted Period, place custom or business with any person in respect of goods the same as or similar to those supplied to the Group or the Shareholder during the Relevant Period, such person having been a supplier to the Group or the Shareholder in respect of such goods during the Relevant Period;

4.1.5
in relation to a business which is competitive with the business of the Group as carried on at the date of this Deed use any of the Intellectual Property (in particular, a name including any permutation of the words "New Media Lottery Services" or any permutation of the acronym "NMLS") or use anything which is intended, or is likely to be confused with, any of the Intellectual Property, save that the Shareholder shall not be prohibited from continuing to use the name “New Media Lottery Services Inc.” as its registered name provided that such name is not used in connection with carrying on any such restricted business.

4.2
The Shareholder further undertakes to the Company during the Restricted Period that it shall refer any trade, custom or other indication of interest received from any customer or potential customer in connection with the goods or services supplied by the Group at the date of this deed to the Company and shall not enter into any contract for or supply to any such customer or potential customer any goods or services competitive with those supplied by the Group during the Relevant Period.

4.3
Each restriction in clause 4.1 constitutes an entirely independent restriction on the Shareholder and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason in each case in any territory the remaining restrictions or parts thereof, as appropriate, shall continue to bind the Shareholder.

4.4
The Shareholder agrees that the restrictions contained in clause 4.1 are reasonable and entered into for the purpose of protecting the goodwill of the Company and therefore if any restriction contained in clause 4.1 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

4.5
Nothing contained in clause 4.1 shall prevent the Shareholder from being the holder of or beneficially interested in any class of securities in any company if such class of securities is listed or dealt in on the London Stock Exchange or any other recognised stock or investment exchange and confers not more than 3 percent of the votes which can generally be cast at a general meeting of the company provided that neither the Shareholder nor any of its Affiliates or their respective directors is involved in the management of such company. For the avoidance of doubt, nothing contained in clause 4.1 shall prevent the Shareholder from fulfilling its obligations and duties under the terms of the Sub-Licence Agreement entered into between the Shareholder and New Media Lottery Services International Limited on or about the date of this deed.

5	Capacity

Each party warrants and represents to the other that it has the power to enter into this deed and to exercise its rights and to perform its obligations hereunder and all corporate and other action required to authorise its execution of this deed and its performance of its obligations hereunder has been duly taken.

6	Termination

This deed will cease and determine at such time as the Shareholder, its Affiliates and Specified Persons cease to control 30% or more of the voting rights at general meetings of the Company, save that the provisions of clauses 4 (restrictive covenants), 11 (notices) and 12 (governing law) shall survive such termination .

7	Entire Agreement

This deed (together with any documents referred to herein) constitutes the entire agreement between the parties hereto in connection with the subject matter of this deed. No party has relied on any representation save for any representation expressly set out in this deed (or any document referred to herein) save that this shall not exclude liability for fraudulent misrepresentation.

8	Waivers and amendments

8.1	No waiver of any term, provision or condition of this deed shall be effective unless such waiver is evidenced in writing and signed by the waiving party.

8.2
No omission or delay on the part of any party to this deed in exercising any right, power or privilege under this deed shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies in this deed are cumulative with and not exclusive of any rights or remedies provided by law.

8.3	No variation to this deed shall be effective unless in writing and signed by both parties.

9	Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts, each or which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

10	Invalidity

If at any time any one or more of the provisions of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

11	Notices

11.1
Any demand, notice or other communication in connection with this deed will be in writing and will, if otherwise given or made in accordance with this clause 11, be deemed to have been duly given or made as follows:

11.1.1	if sent by prepaid first class post to the registered office of the recipient, on the second Business Day after the date of posting; or

11.1.2	if sent by air mail to the registered office of the recipient, on the sixth Business Day after the date of posting; or

11.1.3	if delivered by hand, upon delivery at the registered office of the recipient; or

11.1.4
if sent by facsimile to [ ] where the recipient is the Shareholder or to [ ] where the recipient is the Company, on the day of transmission provided that a confirmatory copy is, on the same Business Day that the facsimile is transmitted, sent by prepaid first class post or airmail (as appropriate) to the registered office of the recipient.

Provided that, if it is delivered by hand or sent by facsimile on a day which is not a Business Day or after 4pm (at the location of the recipient) on a Business Day, it will instead be deemed given or made on the next Business Day.

12	Governing Law and Jurisdiction

12.1	The formation, existence, construction, performance, validity and all aspects whatsoever of this deed or of any term of this Deed shall be governed by the laws of the Republic of Ireland.

12.2

12.2.1
The Irish courts are to have jurisdiction to settle any dispute arising out of or in connection with this deed. Any proceeding, claim or action arising out of or in connection with this deed ("Proceedings") may therefore be brought in the Irish courts. This jurisdiction agreement is irrevocable and each party agrees that it is for the exclusive benefit of the other party.

12.2.2	Each party also agrees that any Proceedings may also be brought in the courts of the State of Delaware and submits to the non exclusive jurisdiction of such courts.

12.2.3	Nothing contained in this clause shall limit either party’s right to take Proceedings against the other in any other court.

12.2.4
Each party irrevocably waives any objection, on the ground of forum non conveniens or on any other ground to the taking of Proceedings in any court referred to in this clause. Each party also irrevocably agrees that a judgment in Proceedings brought in any jurisdiction referred to in this clause shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

13. Enforcement by third parties

The parties to this agreement do not intend that any of its terms will be enforceable by any person not a party to it.

THIS DOCUMENT is executed as a deed and delivered on the date stated at the beginning of this deed.

EXECUTED AND DELIVERED AS A DEED	)
by	)
NEW MEDIA LOTTERY SERVICES INC.			)

acting by	)	Director
)
)
)
	)	Director/Secretary

EXECUTED AND DELIVERED AS A DEED	)
by	)
NEW MEDIA LOTTERY SERVICES PLC.			)

acting by	)	Director
)
)
)
	)	Director/Secretary